                                                                    EXHIBIT 10.6

THIS FINDER'S FEE AGREEMENT is made as of the 27th day of December, 1999

BETWEEN:

          SPATIALIZER AUDIO LABORATORIES, INC.
          20700 Ventura Boulevard, Suite 140
          Woodland Hills, CA 91364

          (the "Company")

                                                               OF THE FIRST PART

AND:

          BRISTOL CAPITAL, L.L.C.
          11777 San Vicente Blvd., Suite 702
          Los Angeles, California 90049

          (the "Finder")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company has entered into a subscription agreement with Bank Insinger de Beaufort ("Insinger") of The Netherland, in connection with a non-brokered private placement of Two Hundred and Fifty Thousand United States Dollars ($250,000) worth of common stock of the Company priced pursuant to the Common Stock Subscription Agreement ("Subscription Agreement") between Insinger and the Company dated December 29, 1999 and warrants to purchase 500,000 shares of common stock of the Company (the "Private Placement");

B. The Finder introduced the Company to Insinger and assisted the Company in the conclusion of the Private Placement;

C. The Company wishes to reward the Finder for its services in the manner as hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, promises, conditions, warranties and representations hereinafter set forth, the parties hereto agree as follows:

1.   The Finder hereby represents and warrants that:

     a)   it is at arm's length with the Company;

     b) has acted in good faith at all times in connection with the introduction of the Company to Insinger and its assistance in the conclusion of the Private Placement;

     c)   it has not advertised the Private Placement to the general public; and

          d) the execution and delivery of this Agreement and the consideration provided for herein will not violate or result in the breach of the laws of California.

2. The Company agrees to compensate the Finder by paying to Finder Twenty-Five Thousand United States Dollars ($25,000) concurrent with Closing Date (as that term is defined in the Subscription Agreement).

6. The parties hereto and each of them covenant and agree that each of them shall and will upon reasonable request by the other party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

7. Neither finder nor its representatives are presently registered as a broker or dealer under the Securities Exchange Act of 1934, as amended. As a result, Finder is prohibited from participating in any activities or services that would result in Finder effecting transactions in securities for the account of others. However, Finder may act as a "finder" of potential investors that may be suitable to the needs of Client.

Finder is in the business of providing strategic financial advice for corporate issuers. Finder does not provide investment advice or financial planning services. In that regard, Finder is not yet registered as an investment adviser under the Investment Adviser's Act of 1940, as amended, and cannot therefore provide any advice regarding the desirability or value of purchasing, selling, transacting in, investing in, or holding any security. Rather, Finder's services will be limited to general strategic and financial consulting services (unrelated to the value of securities and/or the desirability of transacting in securities), including advising Client as to the structuring of its financing.

8. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

9. This Agreement constitutes the entire agreement between Finder and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.




                        [space left intentionally blank]

10. This Agreement will be governed by and construed according to the laws of California, excluding any choice of law rules that would render California laws inapplicable. The parties agree that in any action for the enforcement of the terms of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney fees from the non-prevailing party.

11. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of and from the day first above written.

                                        SPATIALIZER AUDIO LABORATORIES, INC.


                                        Signature:  /s/ HENRY R. MANDELL
                                                   ----------------------------


                                        Name:


                                        BRISTOL CAPITAL, L.L.C.


                                        Signature: /s/ PAUL KESSLER
                                                  -------------------------
                                                  Paul Kessler